Exhibit 99.1

ICON Leasing Fund Eleven, LLC

Portfolio Overview

FIRST QUARTER 2015

Table of Contents

Introduction to Portfolio Overview	1

Dispositions	1

Portfolio Overview	2

Performance Analysis	2

Transactions with Related Parties	2

Financial Statements	4

Forward Looking Statements	8

Additional Information	8

ICON Leasing Fund Eleven, LLC

As of November 30, 2015

Introduction to Portfolio Overview

Presented below is ICON Leasing Fund Eleven, LLC’s (the “Fund”) Portfolio Overview for the quarter ended March 31, 2015. References to “we,” “us,” and “our” are references to the Fund, and references to the “Manager” are references to the manager of the Fund, ICON Capital, LLC.

The Fund raised $365,198,690 commencing with its initial offering on April 21, 2005 through the closing of the offering on April 21, 2007. On May 1, 2014, we commenced our liquidation period. During our liquidation period, we will sell our assets and/or let our investments mature in the ordinary course of business. Our liquidation period will continue if the sale of our remaining assets is not in the best interests of our members due to, among other things, current market conditions.

Dispositions

The Fund disposed of the following investments:

Heuliez SA
Structure:	Lease	Collateral:	Auto parts manufacturing equipment.
Disposition Date:	Q4 2014
The Fund’s Investment:	€9,000,000
Total Proceeds Received:	€6,668,000*

*In 2013, a court awarded us an additional €1,484,956 relating to a breach of contract, of which €74,248 was received to date. In 2014, the assets were sold to a third party.

ZIM Integrated Shipping Services, Ltd.
Structure:	Loan	Collateral:	The original collateral, consisting of four containership vessels, was sold during the period of November 2010 through March 2011.
Disposition Date:	1/19/2015**
The Fund’s Investment:	$35,876,000
Total Proceeds Received:	$22,986,000

** On January 19, 2015, we entered into a letter of mutual release with ZIM to release and discharge each other’s obligations related to the notes receivable and the seller’s credits.

Murray Energy Corporation
Structure:	Lease	Collateral:	Mining equipment.
Disposition Date:	10/29/2015
The Fund’s Investment:	$10,121,000
Total Proceeds Received:	$12,405,000

ICON Leasing Fund Eleven, LLC

Portfolio Overview

As of March 31, 2015, our portfolio consisted of the following investments:

Jurong Aromatics Corporation Pte. Ltd.

Structure:	Loan	Collateral:	Equipment, plant, and machinery associated with the condensate splitter and aromatics complex located on Jurong Island, Singapore.
Maturity Date:	1/16/2021

Murray Energy Corporation
Structure:	Lease	Collateral:	Mining equipment.
Expiration Date:	9/30/2015

Performance Analysis

Capital Invested as of March 31, 2015	$462,506,880
Leverage Ratio	0.05:1*
% of Receivables Collected for the Quarter Ended March 31, 2015	78.39%**

* Leverage ratio is defined as total liabilities divided by total equity.

** Collections as of October 31, 2015. The uncollected receivables relate to our investment with Jurong Aromatics Corporation Pte. Ltd.

Transactions with Related Parties

We entered into certain agreements with our Manager and CĪON Securities, LLC, formerly known as ICON Securities, LLC (“CĪON Securities”), a wholly-owned subsidiary of our Manager and the dealer-manager of our offering, whereby we pay or paid certain fees and reimbursements to these parties. Our Manager was entitled to receive an organizational and offering expense allowance of 3.5% on capital raised up to $50,000,000, 2.5% of capital raised between $50,000,001 and $100,000,000 and 1.5% of capital raised over $100,000,000. CĪON Securities was entitled to receive a 2% underwriting fee from the gross proceeds from sales of shares to additional members.

In accordance with the terms of our amended and restated limited liability company agreement, we pay or paid our Manager (i) management fees ranging from 1% to 7% based on the type of transaction, and (ii) acquisition fees, through the end of the operating period (but not during our extended operating period), of 3% of the total purchase price (including indebtedness incurred or assumed and all fees and expenses incurred in connection therewith) of, or the value of the capital assets secured by or subject to, our investments. For a more detailed analysis of the fees payable to our Manager, please see the Fund’s prospectus. In addition, our Manager may be reimbursed for administrative expenses incurred in connection with our operations.

ICON Leasing Fund Eleven, LLC

Transactions with Related Parties (continued)

Our Manager performs certain services relating to the management of our equipment leasing and other financing activities. Such services include, but are not limited to, the collection of lease payments from the lessees of the equipment or loan payments from borrowers, re-leasing services in connection with equipment which is off-lease, inspections of the equipment, liaising with and general supervision of lessees and borrowers to ensure that the equipment is being properly operated and maintained, monitoring performance by the lessees and borrowers of their obligations under the leases and loans, and the payment of operating expenses. Administrative expense reimbursements are costs incurred by our Manager or its affiliates that are necessary to our operations.

There were no fees or administrative expense reimbursements incurred by us to our Manager or its affiliates for the three months ended March 31, 2015 and 2014, respectively.

Our Manager also has a 1% interest in our profits, losses, distributions and liquidation proceeds. We did not pay any distributions to our Manager during the three months ended March 31, 2015 and 2014. Additionally, our Manager’s interest in the net income attributable to us was $1,099 and $5,056 for the three months ended March 31, 2015 and 2014, respectively.

Our Manager has waived the following fees in relation to services provided during the three months ended March 31, 2015 and 2014:

			Three Months Ended March 31,
Entity	Capacity	Description	2015	2014
ICON Capital, LLC	Manager	Management fees	$63,869	$157,434
ICON Capital, LLC	Manager	Administrative expense reimbursements	110,878	142,211
			$174,747	$299,645

At March 31, 2015, we had no related party receivable or payable. At December 31, 2014, we had a net payable due to our Manager and affiliates of approximately $229,000 that primarily related to professional fees paid on our behalf.

We are committed to protecting the privacy of our investors in compliance with all applicable laws. Please be advised that, unless required by a regulatory authority such as FINRA or ordered by a court of competent jurisdiction, we will not share any of your personally identifiable information with any third party.

ICON Leasing Fund Eleven, LLC

Financial Statements	(A Delaware Limited Liability Company)

Consolidated Balance Sheets

	March 31,	December 31,
	2015	2014
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$7,676,955	$7,056,701
Current portion of net investment in notes receivable	-	5,350,503
Other current assets	240,936	-
Total current assets	7,917,891	12,407,204
Non-current assets:
Leased equipment at cost (less accumulated depreciation of of $9,811,223 and $8,168,854, respectively)	5,827,427	7,469,796
Investment in joint ventures	14,077,454	13,697,889
Total non-current assets	19,904,881	21,167,685
Total assets	$27,822,772	$33,574,889

Liabilities and Equity
Current liabilities:
Due to Manager and affiliates, net	$-	$228,736
Accrued expenses and other liabilities	1,269,191	6,210,790
Total liabilities	1,269,191	6,439,526

Commitments and contingencies

Equity:
Members’ equity:
Additional members	27,845,800	27,737,035
Manager	(2,946,692)	(2,947,791)
Total members' equity	24,899,108	24,789,244
Noncontrolling interests	1,654,473	2,346,119
Total equity	26,553,581	27,135,363
Total liabilities and equity	$27,822,772	$33,574,889

ICON Leasing Fund Eleven, LLC

Financial Statements	(A Delaware Limited Liability Company)

Consolidated Statements of Comprehensive Income (unaudited)

	Three Months Ended March 31,
	2015	2014
Revenue and other income:
Finance income	$-	$473,370
Rental income	1,907,669	2,076,735
Income from investment in joint ventures	477,926	411,641
Total revenue and other income	2,385,595	2,961,746
Expenses:
General and administrative	687,039	668,927
Depreciation	1,642,369	1,685,713
Interest	8,811	8,507
Gain on derivative financial instruments	-	(4,070)
Total expenses	2,338,219	2,359,077
Net income	47,376	602,669
Less: net (loss) income attributable to noncontrolling interests	(62,488)	97,092
Net income attributable to Fund Eleven	109,864	505,577

Other comprehensive income (loss):
Currency translation adjustments during the period	-	(1,831)
Total other comprehensive income (loss)	-	(1,831)
Comprehensive income	47,376	600,838
Less: comprehensive (loss) income attributable to noncontrolling interests	(62,488)	97,092
Comprehensive income attributable to Fund Eleven	$109,864	$503,746

Net income attributable to Fund Eleven allocable to:
Additional members	$108,765	$500,521
Manager	1,099	5,056
	$109,864	$505,577

Weighted average number of additional shares of limited liability company interests outstanding	362,656	362,656
Net income attributable to Fund Eleven per weighted average additional share of limited liability company interests outstanding	$0.30	$1.38

ICON Leasing Fund Eleven, LLC

Financial Statements	(A Delaware Limited Liability Company)

Consolidated Statement of Changes in Equity

	Members' Equity
	Additional Shares of Limited Liability Company Interests	Additional Members	Manager	Total Members' Equity	Noncontrolling Interests	Total Equity
Balance, December 31, 2014	362,656	$27,737,035	$(2,947,791)	$24,789,244	$2,346,119	$27,135,363

Net income (loss)	-	108,765	1,099	109,864	(62,488)	47,376
Distributions	-	-	-	-	(629,158)	(629,158)
Balance, March 31, 2015 (unaudited)	362,656	$27,845,800	$(2,946,692)	$24,899,108	$1,654,473	$26,553,581

ICON Leasing Fund Eleven, LLC

Financial Statements	(A Delaware Limited Liability Company)

Consolidated Statements of Cash Flows (unaudited)

	Three Months Ended March 31,
	2015	2014
Cash flows from operating activities:
Net income	$47,376	$602,669
Adjustments to reconcile net income to net cash provided by operating activities:
Finance income	-	(48,752)
Income from investment in joint ventures	(477,926)	(411,641)
Depreciation	1,642,369	1,685,713
Gain on derivative financial instruments	-	(4,070)
Interest expense, other	8,811	8,389
Changes in operating assets and liabilities:
Other assets	(240,936)	(110,600)
Accrued expenses and other liabilities	400,093	421,162
Due to Manager and affiliates, net	(228,736)	-
Distributions from joint venture	98,361	-
Net cash provided by operating activities	1,249,412	2,142,870
Cash flows from investing activities:
Principal received on notes receivable	-	1,486,183
Net cash provided by investing activities	-	1,486,183
Cash flows from financing activities:
Distributions to noncontrolling interests	(629,158)	(628,827)
Net cash used in financing activities	(629,158)	(628,827)
Effects of exchange rates on cash and cash equivalents	-	104
Net increase in cash and cash equivalents	620,254	3,000,330
Cash and cash equivalents, beginning of period	7,056,701	16,626,672
Cash and cash equivalents, end of period	$7,676,955	$19,627,002

Supplemental disclosure of non-cash investing and financing acitivities:
Mutual release of notes receivable and seller's credits obligations	$5,350,503	$-

ICON Leasing Fund Eleven, LLC

Forward Looking Statements

Certain statements within this document may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”). These statements are being made pursuant to the PSLRA, with the intention of obtaining the benefits of the “safe harbor” provisions of the PSLRA, and, other than as required by law, we assume no obligation to update or supplement such statements. Forward-looking statements are those that do not relate solely to historical fact. They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events. You can identify these statements by the use of words such as “may,” “will,” “could,” “anticipate,” “believe,” “estimate,” “expect,” “continue,” “further,” “plan,” “seek,” “intend,” “predict” or “project” and variations of these words or comparable words or phrases of similar meaning. These forward-looking statements reflect our current beliefs and expectations with respect to future events and are based on assumptions and are subject to risks and uncertainties and other factors outside our control that may cause actual results to differ materially from those projected. We undertake no obligation to update publicly or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

Additional Information

“Total Proceeds Received,” as referenced in the section entitled Dispositions, does not include proceeds received to satisfy indebtedness incurred in connection with the investment, if any, or the payment of any fees or expenses with respect to such investment.

A detailed financial report on SEC Form 10-Q or 10-K (whichever is applicable) is available to you. It is typically filed either 45 or 90 days after the end of a quarter or year, respectively. Usually this means a filing will occur on or around March 31, May 15, August 14, and November 14 of each year. It contains financial statements and detailed sources and uses of cash plus explanatory notes. You are always entitled to these reports. Please access them by:

•	Visiting www.iconinvestments.com, or

•	Visiting www.sec.gov, or

•	Writing us at: Angie Seenauth c/o ICON Investments, 3 Park Avenue, 36th Floor, New York, NY 10016

We do not distribute these reports to you directly in order to keep our expenses down as the cost of mailing this report to all investors is significant. Nevertheless, the reports are immediately available upon your request.

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